CONTROL NUMBER

PROXY CARD

☑ Please vote by marking one of the boxes as shown.

1. Proposal to approve the Agreement and Plan of Merger, dated as of May 16, 2018, by and between Century Next Financial Corporation and Ashley Bancstock Company, as amended from time to time (the "Merger Agreement"), pursuant to which Ashley Bancstock Company will merge with and into Century Next Financial Corporation. ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

2. Proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the Merger Agreement. ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

The undersigned acknowledges receipt of a Notice of Special Meeting of Shareholders dated September 10, 2018, and the joint proxy statement/offering circular, including a copy of the Merger Agreement, prior to the execution of this proxy.

NOTE: IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE VOTE ALL OF THEM. NONE ARE DUPLICATES.

X____

Signature (REQUIRED) **Date**

NOTE: Only one signature is required in the case of a joint account. Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporation or partnership Proxy Cards should be signed by an authorized officer.

● **DETACH THE PROXY VOTING CARD HERE** ●

YOUR PROMPT VOTE IS IMPORTANT!

Internet voting is a quick and simple way to vote, available through 11:59 P.M., local time, on October 24, 2018.

VOTE BY INTERNET		VOTE BY MAIL
www.proxypush.com/Ashley Use the Internet to vote your proxy. Have your Proxy Card in hand when you access the website. You will be prompted to enter online your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number.	**OR**	☑ Mark, sign and date your Proxy Card and return it in the postage-paid Proxy Reply Envelope provided.

If you vote by Internet, you do NOT need to return your Proxy Card by mail.

NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" THE MERGER AGREEMENT.

PLEASE VOTE ALL PROXY CARDS RECEIVED.

REVOCABLE PROXY

ASHLEY BANCSTOCK COMPANY
SPECIAL MEETING OF SHAREHOLDERS
OCTOBER 25, 2018

This proxy is solicited on behalf of the board of directors of Ashley Bancstock Company for the special meeting of shareholders (the "Special Meeting") to be held at First National Bank of Crossett's main office located at 218 Main Street, Crossett, Arkansas 71635 on October 25, 2018 at 1:00 p.m., local time.

This proxy will be voted as directed by the undersigned shareholder. **UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND FOR THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.** In addition, this proxy will be voted at the discretion of the board of directors upon any other matter as may properly come before the Special Meeting. No such matters are anticipated.

IMPORTANT: PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THE PROXY CARD IN THE ENCLOSED PROXY REPLY ENVELOPE OR INSTEAD FOLLOW THE INSTRUCTIONS TO VOTE YOUR PROXY TODAY VIA THE INTERNET. NOT VOTING WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE MERGER AGREEMENT.

(CONTINUED ON REVERSE SIDE)

● **DETACH THE PROXY VOTING CARD HERE** ●

Our board of directors unanimously recommends that you vote **"FOR"** the merger agreement and **"FOR"** the adjournment of the Special Meeting, if necessary.

Your "FOR" Vote Is Very Important!

NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" THE MERGER AGREEMENT.

PLEASE VOTE ALL PROXY CARDS RECEIVED.